UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 3,  2010

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon  97230

Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

Real Value Estates, Inc.  3970 Casa Blanca Road Reno, Nevada  89502

 (Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward Looking Statements

 Certain  statements  included  in this Form 8-k regarding  Xun Energy, Inc.  ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 5-Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers:  Election of Directors: Appointment of Principal Officers

Pursuant to a meeting of the Company’s Board of Directors held September 3, 2010, the Board chose not to renew Mr. Kushner’s contract as the Company’s president and chief executive officer.  There was no disagreement between the Company and Mr. Kushner regarding the Company’s operations or accounting.

Peter Matousek, a member of the Company’s Board of Directors,  agreed to assume the role as  president and chief executive officer effective September 1, 2010 and ending  August 31, 2011.  Mr. Matousek will receive an annual  salary of $30,000 and 2,500 shares of common stock per month.

Mr.  Matousek will also receive 5,000 shares per month of the Company’s common stock in consideration for his serving on the Company’s Board of Directors.  Donald Lynch, the Company’s other director, will also receive 5,000 shares per month of the Company’s common stock.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2010

Xun Energy, Inc. BY: /s/ Peter Matousek Name: Peter Matousek Title: President/CEO

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